EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seneca Financial Corp. of our report dated April 1, 2019, relating to the consolidated financial statements of Seneca Financial Corp. as of and for the year ended December 31, 2018.

/s/ Bonadio & Co., LLP
Syracuse, New York
June 3, 2019